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                                                                    EXHIBIT 8(d)
                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made this _____ day of ___________, 1999, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS CAPITAL CORPORATION, a Colorado corporation (the "Adviser"), and FARMERS NEW WORLD LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Washington (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Trust has registered its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

         WHEREAS, the Trust issues shares of beneficial interest, divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Trust has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

         WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle for variable life insurance and/or variable annuity contracts ("Contracts") funded by the Accounts; and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and


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         WHEREAS, the Adviser serves as investment adviser to the Trust.

         NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I.
                              Sale of Trust Shares

         1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust.

         1.3. For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the Rules of the SEC.

         1.4. Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for by the Company no later than 4 p.m. New York time on the same Business Day that the Trust receives notice of the order. The Trust shall pay and transmit the proceeds of redemption orders that are transmitted to the Trust in accordance with Section 1.3 no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the redemption, except that the Trust reserves the right to postpone payment upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder. Payments for such purchase orders will be made net of any redemptions received on the same day as the purchase. Payments shall be made in federal funds transmitted by wire.

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         1.5. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

         1.6. The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.7. The Trust shall make the closing net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the closing net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time. In the event the Trust is unable to make the 6 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the closing net asset value available to the Company. Any material error in the calculation or reporting of the closing net asset value per share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct closing net asset value per share and the Trust or the Adviser shall bear the cost of correcting such errors. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

         1.8. The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

         1.9. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV of this Agreement.

                                   ARTICLE II.
                           Obligations of the Parties

         2.1. The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses, profiles and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

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         2.2. At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, profile, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust shall also provide the Company with such other assistance as is reasonably necessary in order for the parties hereto once each year (or as often as is required by the SEC) to have the prospectus for the Contracts and the prospectus or profile for the Portfolios printed together in one document. The prospectus, profile and statement of additional information provided by the Trust shall relate either to all Portfolios of the Trust or only selected Portfolios of the Trust, as the Company shall reasonably request. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

         2.3. The Company shall bear the costs of printing and distributing the Trust's prospectus, profile, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

         2.4. The Company agrees and acknowledges that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

         2.5. The Company shall furnish, or cause to be furnished, to the Trust (or its designee), a copy of the initial Contract prospectus and statement of additional information in which the Trust or the Adviser is first named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Trust (or its designee) a copy of each subsequent Contract prospectus and statement of additional information in which the Trust or the Adviser is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to the Trust or the Adviser. The Trust may, in its reasonable discretion, request that the Company modify any references to the Trust or the Adviser in subsequent filings. The Company shall furnish, or shall cause to be furnished, to the Trust (or its designee), each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least five Business Days prior to its use or concurrently with

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the filing of such document with the National Association of Securities
Dealers, Inc. ("NASD"), whichever is greater. No such material shall be used if the Trust (or its designee) reasonably objects to such use within five Business Days after receipt of such material.

         2.6 The Trust shall furnish, or cause to be furnished, to the Company (or its designee), a copy of any initial Trust prospectus and statement of additional information in which the Company is first named prior to the filing of such document with the SEC. The Trust shall furnish, or shall cause to be furnished, to the Company (or its designee) a copy of each subsequent Trust prospectus, profile and statement of additional information in which the Company is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to the Company. The Company may, in its reasonable discretion, request that the Trust modify any references to the Company in subsequent filings. The Trust shall furnish, or shall cause to be furnished to the Company (or its designee) each piece of sales literature or other promotional material in which the Company is named, at least five Business Days prior to its use or concurrently with the filing of such document with the NASD, whichever is greater. No such material shall be used if the Company (or its designee) reasonably objects to such use within five Business Days after receipt of such material.

         2.7. The Company shall not give any information or make any representations or statements on behalf of the Trust or the Adviser or concerning the Trust or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or profile for the Trust shares (as such registration statement, profile and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee or the Adviser, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee or the Adviser.

         2.8. Neither the Trust nor the Adviser shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

         2.9. The Trust or the Adviser will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in its registration statement or prospectus affecting the Portfolios and any proxy solicitation sponsored by the Trust or the Adviser affecting the Portfolios) and consult with the Company in order to implement any such change in an orderly manner,

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recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

         2.10. The Trust and the Adviser agree to maintain a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time under the 1940 Act.

         2.11. So long as, and to the extent that the SEC interprets the 1940 Act to require passthrough voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion, except in the event that the Company determines, in reliance on an opinion of counsel, that a proxy proposal would result in a violation of applicable insurance laws.

         2.12. The Trust and Adviser shall use their best efforts to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code") and shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future. The Trust and the Adviser acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h).

         2.13. Each Portfolio of the Trust shall comply with the requirements of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts, and the Trust and Adviser shall notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased or might cease to comply. In addition, the Trust and Adviser will immediately take all steps necessary to adequately diversify the Portfolio to achieve compliance.

         2.14. The Trust shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements on a quarterly basis.

                                  ARTICLE III.
                         Representations and Warranties

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         3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Washington and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

         3.2. The Company represents and warrants that each of the Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

         3.3. The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

         3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement are registered under the 1933 Act and the Trust is registered under the 1940 Act. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

         3.6. The Trust and the Adviser represent and warrant that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder.

         3.7. The Adviser represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws.

                                  ARTICLE IV.
                              Potential Conflicts

         4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory

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authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

         4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

         4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

         4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and

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terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contact owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

         4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

         4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                Indemnification

         5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Adviser, and each of their Trustees or Directors, officers, employees and agents and each person, if any, who controls the Trust or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the

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Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or profile for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the Company; or

         (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         5.2. Indemnification By the Trust and the Adviser. The Trust and Adviser agree to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

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         (a)     arise out of or are based upon any untrue statements or
alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

         (d) arise out of or result from any failure by the Trust or the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or Adviser (including a failure whether unintentional, or in good faith, or otherwise, to comply with the diversification and other qualification requirements specified in Article II of this agreement); or

         (f) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate.

         5.3. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         5.4. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

         5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI.
                                  Termination

         6.1 This Agreement shall terminate as to the sale and issuance of new Contracts:

         (a) at the option of any party, for any reason upon ninety (90) days advance written notice to the other parties, unless a shorter time period is agreed to in writing by the parties to this Agreement;

         (b) at the option of the Company, upon one week advance written notice to the Trust, if the Trust shares are not reasonably available to meet the requirements of the Contracts as determined by the Company;

         (c) at the option of the Company, immediately upon institution of formal proceedings against the Trust or Adviser by the NASD, SEC, or any other regulatory body that are deemed by the Company to materially affect the performance of the obligations under this Agreement;

         (d) at the option of the Trust or the Adviser, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, or the Company by the NASD, SEC, or any other regulatory body that are deemed by the Trust or Adviser to materially affect the performance of the obligations under this Agreement;

         (e) upon the requisite vote of Contract owners having an interest in the Trust, or SEC approval of an application pursuant to Section 26(b) of the 1940 Act, to substitute for the Trust's shares the shares of another investment company in accordance with the terms of the applicable Contacts. The Company will give forty-five (45) days written notice to the Trust of any proposed application or vote to replace the Trust's shares. The Trust and Adviser shall cooperate with the Company in connection with such application;

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

         (f)     upon assignment (as defined in Section 2(a)(4) of the 1940
Act) of the Agreement, unless made with the written consent of all other parties hereto;

         (g) if the Trust's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of the Trust's shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by each party should such situation occur;

         (h) by any party to the Agreement upon a determination by a majority of the Trustees of the Trust, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists;

         (i) at the option of the Trust or Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law: or

         (j) if the need for substitution of the shares of another investment company, pursuant to Section 26(b) of the 1940 Act, arises out of the Trust's failure to be registered, issued or sold in conformance with federal law, including applicable tax law, the expenses of obtaining such order shall be reimbursed by the Trust or Adviser. The Trust and Adviser shall cooperate with the Company in connection with such application; or

         (k) at the option of the Company by written notice to the Trust and Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in
Article II hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply.

         6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement provided that the Company continues to pay the costs set forth in Section 2.3.

         6.3 The provisions of Articles III and V shall survive the termination of this Agreement, and the provisions of Article IV and Section
2.11 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2. Specifically, without limitation, the owners of any existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional premium payments under the existing Contracts.

                                  ARTICLE VII.
                                    Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  100 Fillmore Street, Suite 300
                  Denver, Colorado 80206
                  Attention: David C.  Tucker, Esq.

         If to the Company:

                  _____________________________
                  _____________________________
                  Attention:  _________________

         If to the Adviser:

                  100 Fillmore Street, Suite 300
                  Denver, Colorado 80206
                  Attention: David C. Tucker, Esq.

                                 ARTICLE VIII.
                                 Miscellaneous

         8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of __________.

         8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

         8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                       FARMERS NEW WORLD LIFE INSURANCE COMPANY

                                       By:   ___________________________________

                                       Name: ___________________________________

                                       Title:___________________________________

                                       JANUS ASPEN SERIES

                                       By:   ___________________________________

                                       Name: ___________________________________

                                       Title:___________________________________

                                       JANUS CAPITAL CORPORATION

                                       By:   ___________________________________

                                       Name: ___________________________________

                                       Title:___________________________________

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and                                 Contracts Funded
Date Established by Board of Directors                       By Separate Account
---------------------------------------                      -------------------
Farmers Annuity Separate Account A (4/6/99)

Farmers Variable Life Separate Account A (4/6/99)